Exhibit 3.59

                         ARTICLES OF INCORPORATION

                                     of

                     AUTONATION INSURANCE COMPANY, INC.


         The undersigned incorporators, in order to form an insurance corpora tion under the insurance laws and the Business Corporation Act of the State of Vermont, certify as follows:

                                 ARTICLE I
                                    Name

         The name of the corporation is AutoNation Insurance Company, Inc., (hereinafter referred to as the "Corporation").


                                 ARTICLE II
                        Registered, Office and Agent

         The registered office of the Corporation is located at 148 College Street, Burlington, Vermont 05401, and the registered agent at such address is CT Corporation System.


                                ARTICLE III
                                  Purposes

         The purposes of the Corporation are to engage in the business of insuring and reinsuring various types of risk and to carry on and conduct any other lawful business or activity permitted insurance companies under Vermont law.


                                 ARTICLE IV
                             Authorized Shares

         The Corporation shall be a stock company, and shall be authorized to issue 100,000 shares of common stock at a par value of $1.00 per share. The shares of common stock shall together have unlimited voting rights and shall together be entitled to receive the net assets of the Corporation upon dissolution.


                                 ARTICLE V
                                 Directors

         The initial Board of Directors shall consist of four (4) persons, and the names and mailing addresses of the members of the initial Board of Directors are:

Layne N. Lott
2708 NE 35th Street
Ft. Lauderdale, FL 33306

Kathleen W. Hyle
1 Chippewa Lane
Sea Ranch Lakes, FL 33308

Philip A. Troskey
6821 West Cypress Head Drive
Parkland, FL 33067

Guy F. Ragosta
17 Vale Drive
Essex Jct., VT 05452


                                 ARTICLE VI
                           Liability of Directors

         A Director of the Corporation shall have no liability to the Corpora tion or its shareholders for monetary damages for any action taken, or any failure to take any action, solely as a Director, based on a failure to discharge such Director's duties in accordance with Section 8.30 of Title 11A of the Vermont Statutes Anno tated, except liability for (a) the amount of a financial benefit received by the Director to which the Director is not entitled; (b) an intentional or reckless infliction of harm by the Director on the Corporation or the Shareholder; (c) the Director's violation of Section 8.33 of Title 11 A of the Vermont Statutes Annotated, or (d) an intentional or reckless criminal act by the Director.


                                ARTICLE VII
           Action By Majority of Shareholders In Lieu of Meeting

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if each shareholder is given prior written notice of the action proposed to be taken and the action is then consented to by the holders of at least a majority of all the shares entitled to vote on the action. Each such action must be evidenced by one or more written consents describing the action taken and signed by the shareholders consenting to the action. Such written consents shall be included in the minutes and filed with the corporate records, and shall have the same effect as a vote taken at a meeting. Notice shall be given promptly to all shareholders entitled to vote on any such action if the vote was less than unanimous.


                                ARTICLE VIII
                               Incorporators

         The names and mailing addresses of the incorporators are:

         Jeffrey P. Johnson, P.O. Box 1309, Montpelier, VT 05601-1309

         James E. Clemons, P.O. Box 1309, Montpelier, VT 05601-1309

         James F. Feehan, P.O. Box 1309, Montpelier, VT 05601-1309